                                 EXHIBIT 10.17

                     NONDEPOSIT INVESTMENT SALES AGREEMENT

     This NONDEPOSIT INVESTMENT SALES AGREEMENT (this "Agreement") is entered into as of November 6, 1996, by and among JAMES MITCHELL & CO., a California corporation, and its subsidiaries, JMC INSURANCE AGENCY OF NEW YORK, INC., a New York corporation and JMC FINANCIAL CORPORATION, a California corporation (collectively, JMC Insurance Agency of New York, Inc. and JMC Financial Corporation shall be referred to as the "Subsidiaries") (collectively, James Mitchell & Co. and the Subsidiaries shall be referred in this Agreement to as "JMC"), and Provest Services Corp. II ("Provest"), a wholly owned subsidiary of Provident Savings Bank, F. A. ("BANK"), a federal savings association, with reference to the following:

                                   RECITALS

     A. JMC desires to provide certain nondeposit savings and investment products to existing and prospective customers of BANK ("Purchasers") through Provest and to render certain services required in connection therewith through JMC's employees and agents.

     B. Provest desires that JMC provide such products and services to customers of Provest and BANK.

        NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and undertakings set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, JMC and Provest agree as follows:

                                  ARTICLE I:
                             LEASES AND SUBLEASES

     1.1 Provest and JMC intend to enter into lease agreements in substantially the form set forth in Appendix A hereto (hereafter each lease so entered into shall be referred to as a "Lease") and sublease agreements substantially in the form set forth in Appendix B hereto (hereafter each sublease so entered into shall be referred to as a "Sublease"). Neither this Agreement nor any Lease or Sublease is intended to represent or create a partnership or joint venture between Provest and JMC. No sales activity hereunder shall take place at a Branch (as defined in Section 1.2 hereof) unless or until a Lease or Sublease for such Branch is fully executed by all necessary parties.

     1.2 Each branch ("Branch") of BANK for which a Lease or Sublease is signed shall, if and to the extent necessary for regulatory purposes only, be deemed a branch of JMC and accordingly may be inspected, during normal business hours, by governmental authorities with which JMC is registered or licensed to conduct business and by any self-regulatory organizations of which JMC is a member.

     1.3 JMC, by virtue hereof, shall have the right to inspect each Branch during normal business hours, to ensure that Provest is in compliance with the terms of this Agreement. At each Branch, Provest shall provide an area with reasonable office furnishings for use by one Sales Specialist (as hereinafter defined). Each such area shall be in a segregated and distinct area of the Branch. A sign on or near the desk, or on the office itself, will disclose that JMC is a distinct and separate entity from and not affiliated in any way with BANK or Provest. The nature, size and location of such signs shall be determined by mutual agreement of JMC, Provest and BANK. The Sales Specialists will also carry and distribute business cards to distinguish themselves from employees of BANK and Provest.

     1.4 Additional Branches may be added hereto from time to time by mutual consent of the parties, provided that a Lease or Sublease for each additional Branch is fully executed by all necessary parties.

                                  ARTICLE II:
                                 DUTIES OF JMC

     2.1 JMC shall design and implement a program to market insurance, annuity, mutual fund and other nondeposit investment products of the types set forth in Schedule A hereto, which shall be specifically agreed upon by JMC and Provest, in writing, from time to time (the "Nondeposit Products"), to potential Purchasers through JMC's employees and agents (the "Program"). JMC agrees that Provest shall have the right, for any reason or no reason, to refuse to allow the offering of any specific Product type. The Program shall be approved in
advance of its implementation by Provest.   JMC shall provide everything
necessary to implement the Program, including the following:

          2.1.1 Design and implementation of a business plan for the promotion of the Program. Schedule B hereto sets forth the parameters for the business plan (the "Business Plan") for the Program. In connection with the Business Plan, JMC and the Nondeposit Product providers shall provide all necessary promotional materials for the Program and the Nondeposit Products, including, without limitation, information manuals and brochures, materials for direct mailing, counter display cards and other advertising and promotional materials to be used in connection with the sale of the Nondeposit Products and the implementation of the Program.

          2.1.2 All necessary administrative forms required in connection with the implementation of the Business Plan and the Program.

          2.1.3 Initial and ongoing training to those of BANK and/or Provest's personnel who will have contact with the public or who will supervise such personnel. The training shall, in the judgment of JMC and Provest, be sufficient to insure compliance by BANK and Provest with applicable laws and regulations and to enable Provest to fulfill its obligations hereunder and shall familiarize such personnel with appropriate procedures for referring Purchasers to JMC's employees to obtain Program-related information and/or services. In addition, such training shall familiarize BANK and/or Provest's personnel with the administrative and back office support services provided by JMC hereunder. Provest shall make its personnel available for such training at reasonable and mutually agreed upon times.

         2.1.4 A reasonable number of appropriately trained, licensed and insured Sales Specialists ("Sales Specialists") to promote the Program and to sell the Nondeposit Products in accordance with the Business Plan, provided,
                                                                   --------
however that, in the event Provest does not adequately support the Program in
-------
accordance with the Business Plan, JMC may, in its sole discretion, reduce the number of Sales Specialists assigned to the Program to meet the actual appointment referral levels of the Program at that time. Provest shall be deemed to be adequately supporting the Program if Provest averages twenty (20) Qualified Appointments (as such term is defined in Schedule B, Section IV. A. attached hereto) per week for each Sales Specialist assigned to the Program during any six (6) month period. In the event Provest fails to meet the average Qualified Appointment levels, Provest shall not be in Default (as that term is defined in Section X) under this agreement and JMC's sole recourse shall be the reduction of the number of Sales Specialists assigned to the Program. Each Sales Specialist and all supervisory sales personnel shall be employed by JMC on a full time basis and shall be compensated by salary plus incentive payments. Before designating the Sales Specialists who will be assigned to the Program, JMC shall discuss with Provest the appropriateness of such Sales Specialists, including their qualifications, experience and educational background for such function and no Sales Specialist shall be assigned to, or continue in, the Program without the written consent of Provest, which may be revoked at any time. Without limiting the foregoing, no Sales Specialist shall be assigned to the Program who has been investigated by any regulatory agency or by JMC for regulatory violations, misrepresentation or fraudulent activity of any nature pertaining to the business of JMC. The training provided by JMC to the designated Sales Specialists and other sales personnel shall enable them accurately to describe the Program and the Nondeposit Products and to provide all necessary and advisable sales and administrative services in accordance with applicable laws and regulation. In addition, such training shall provide the designated Sales Specialists and other sales personnel with sufficient knowledge of BANK's products and procedures to ensure effective cross-referrals.

         2.1.5 Management and supervision of all Sales Specialists, including the implementation of control activities for all sales personnel.

         2.1.6 All necessary administrative and back office support services for the Program, including, without limitation, accounting, record keeping services and sales administrative services. JMC's records shall include records of complaints and their resolution, reports of its regulatory agency, sales practice reviews, and related correspondence provided to it by securities regulatory authorities. JMC shall make any records it maintains in connection with the Program available to Provest and BANK and its examining agency during normal business hours upon reasonable notice. JMC may delegate to, or utilize the record keeping facilities of, any Nondeposit Product provider where such record keeping services are performed by such provider in the ordinary course of its business, so long as such records shall be equally available to Provest and BANK and its examining agency.

          2.1.7 Notwithstanding the foregoing, JMC consents to examination and supervision by any and all federal banking agencies from time to time exercising jurisdiction over BANK or Provest, including, among others, the Office of Thrift Supervision (the "OTS), the Federal Deposit Insurance Corporation (the "FDIC") and the Securities and Exchange Commission (the "SEC") (collectively, the "Banking Agencies") during its normal business hours.

          2.1.8 Except as set forth in this Agreement, all costs and expenses incurred by JMC pursuant to this Agreement are not reimbursable by Provest, directly or indirectly.

          2.1.9 JMC shall conduct the Program in compliance with the written policies and procedures of Provest, as amended from time to time, provided such written policies and procedures have been previously made available to JMC and JMC has not notified Provest and BANK in writing of its inability to comply with specifically identified policy or procedure.

          2.1.10 In order that Provest can perform its monitoring and supervisory functions, JMC shall furnish to Provest on the tenth day of each month reports with respect to the prior month, which shall include a list of all new account openings and initial trades; a list of significant or unusual (for the customer) individual sales; a list of all written and oral customer complaints and a description of their resolutions; sales reports by product, salesperson and location; internal compliance review of accounts originated at Provest and copies of reports furnished JMC by its regulator.

     2.2 Ongoing customer support services for the Program in accordance with the Performance Standards set forth in Schedule C hereto.

     2.3 Subject to Section 3.4 of this Agreement, JMC shall be responsible for ensuring that the Program and the manner in which it is implemented comply with all applicable state and federal securities, insurance and banking laws and regulations and shall obtain all necessary licenses and regulatory approvals to the extent such compliance is within JMC's control. Without limiting the foregoing, JMC acknowledges that it possesses expertise in respect of such compliance matters, and shall advise BANK and Provest regarding the requirements for compliance with all such laws and regulations, including, among other things, compliance with the Interagency Statement on Retail Sales of Nondeposit Investment Products, dated February 15, 1994, as amended and interpreted from time to time (the "Interagency Statement"). JMC acknowledges and understands that BANK and Provest will cooperate with and act in reliance upon JMC's advice and instructions regarding said compliance. Further, JMC shall comply, cause its employees and agents to comply and shall use its best efforts to cause all Nondeposit Product providers to comply, with all applicable state and federal securities, insurance and banking laws and regulations to the extent such compliance is within JMC's control. JMC shall perform all compliance procedures required to be performed by it by applicable securities, insurance and banking laws and regulations in connection with the Program and the promotion and sale of the Nondeposit Products. Information regarding such procedures and certification of compliance therewith shall be provided to BANK or Provest upon reasonable request. JMC shall cooperate with BANK and Provest in implementing any similar compliance procedures required by any Banking Agency and shall furnish BANK or Provest with any data and all documentation which is requested by BANK or Provest in order for it to comply with applicable state and federal securities, insurance and banking laws and regulations.

     2.4 Upon the request of Provest or BANK, any Banking Agency or BANK's external auditor, JMC, including its agents and representatives, shall provide such entity access to all records, documentation or information maintained by JMC in respect of this Agreement, the Business Plan and the sale of any of the Nondeposit Products contemplated by this Agreement.

     2.5 In addition to those duties and obligations set forth in this Article II, JMC's duties and obligations under this Agreement shall include, without limitation, the duties and obligations set forth in Section II of Schedule C hereto. In performing its duties and obligations under this Agreement, JMC shall use its best efforts to adhere to the performance standards set forth in Section I of Schedule C hereto and to accomplish the objectives set forth in Section IV of the Business Plan.

     2.6 JMC may, but shall not be obligated to, advertise the Nondeposit Products in such media and by such methods as the parties mutually determine to be appropriate after consultation regarding the propriety, legality and advisability of such advertising, including, among other things, an annual advertising budget. To the extent advertising materials relate to the Nondeposit Products, or the offering and sale thereof, their form and content shall be determined solely by JMC, who shall comply with applicable law and assume all liability for such advertising. In no event shall JMC conduct any advertising relating to the Program, BANK and/or Provest in Rockland County, New York, without prior written consent of BANK and/or Provest. In no event shall JMC use BANK's and/or Provest's name, logo or other identification in any such material without the prior written consent of BANK and/or Provest.

                                 ARTICLE III:
                               DUTIES OF PROVEST

To the extent permitted by applicable law and the Banking Agencies, Provest shall cooperate fully with JMC in the implementation of the Program in the manner set forth herein and the Business Plan and shall cause its employees to support the efficient day-to-day functioning of the Program without, however, participating in the marketing and sale of the Nondeposit Products. Provest shall use its best efforts to assure active participation by its employees in the implementation of the Program and the Business Plan through appropriate communication in a variety of existing internal media.

In addition to those duties set forth in this Article III, Provest's duties and obligations under this Agreement shall include, without limitation, the duties and obligations set forth in Section III of Schedule C hereto. In performing its duties and obligations under this Agreement, Provest shall use its best efforts, consistent with applicable law, to accomplish the objectives set forth in Section IV of the Business Plan.

If requested by JMC, BANK and Provest shall, to the extent possible and at reasonable times, make its premises available for seminars relating to the Program and for meetings between

JMC's personnel and potential Purchasers, so long as such may be done without engendering confusion between nondeposit investment products and bank deposits.

BANK and Provest shall comply with all applicable rules and regulations of any state organization or Banking Agency or any governmental agency with jurisdiction over the Program and the Nondeposit Products. In addition, BANK and Provest shall comply with all applicable rules and regulations of the National Association of Securities Dealers, Inc., the SEC and any other organization or governmental agency with jurisdiction over the sale of the Nondeposit Products as such rules and regulations are interpreted by BANK and/or Provest, and to the extent such rules and regulations apply to BANK and/or Provest. To the best of JMC's knowledge and belief, at the date of this Agreement, BANK and Provest are/were in compliance with any applicable NASD rules. In regard to all such compliance matters, BANK and Provest will, pursuant to paragraph 2.3 of this Agreement, cooperate with and may act in reliance upon JMC's advice and instruction.

Prior to a Sales Event (as hereinafter defined), Provest shall establish policies and procedures as required by the Interagency Statement. Such policies and procedures shall be adopted and reviewed periodically by Provest's personnel. The term "Sales Event" shall mean the first time that any Nondeposit Product is "offered" or "sold" as those terms are used in any applicable law or regulation.

                                  ARTICLE IV:
                     REPRESENTATIONS AND WARRANTIES OF JMC

     JMC represents and warrants as follows:

     4.1 Each of James Mitchell & Co. and JMC Financial Corporation is a corporation, duly organized, validly existing and in good standing under the laws of the State of California. JMC Insurance Agency of New York, Inc. is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York. Each of James Mitchell & Co. and each of the Subsidiaries has all requisite corporate power and authority to enter into this Agreement and any other agreement or document (including, without limitation, the Leases and the Subleases) executed in connection herewith (the "Other Agreements"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     4.2 The execution, delivery and performance of this Agreement and the Other Agreements by James Mitchell & Co. and each Subsidiary and the consummation by James Mitchell & Co. and each Subsidiary of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement and the Other Agreements constitute legal, valid and binding obligations of James Mitchell & Co. and each Subsidiary enforceable against James Mitchell & Co. and each Subsidiary in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as the enforcement of certain provisions may be limited by the application of general equitable principles of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

     4.3 The execution, delivery and performance of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement, indenture or other instrument to which James Mitchell & Co. or any Subsidiary is a party or by which it is bound; (ii) the Articles of Incorporation and Bylaws of James Mitchell & Co. or any Subsidiary; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which James Mitchell & Co. or any Subsidiary is bound; or (iv) any law, rule or regulation applicable to James Mitchell & Co. or any Subsidiary.

     4.4 There are no actions, suits or proceedings ("Actions"), pending or threatened against, affecting or related to, James Mitchell & Co. or any Subsidiary, in equity or otherwise, arising out of any alleged or actual agreement or contract to which James Mitchell & Co. or any Subsidiary is or was a party which Action would materially and adversely affect the ability of James Mitchell & Co. or any Subsidiary to perform its obligations hereunder or under any of the Other Agreements. Except as previously disclosed in public releases, none of James Mitchell & Co. nor its Subsidiaries are or have reason to believe they may become, the subject of any investigation by any banking, securities or insurance regulatory agency, or any criminal investigation. None of them have been, whether or not upon its consent, the subject of any disciplinary action by any such regulatory agency nor a civil order because of any crime or alleged crime.

     4.5 James Mitchell & Co. and each Subsidiary are qualified to do business in the State of New York. James Mitchell & Co. or one of its Subsidiaries is a duly licensed broker-dealer. James Mitchell & Co. owns 100% of the outstanding capital stock of the Subsidiaries free and clear of any and all liens, claims, charges and encumbrances. James Mitchell & Co. may, from time to time, form additional wholly-owned subsidiaries. Upon delivery to Provest: (a) of a certification by appropriate officers of James Mitchell & Co. that the representations and warranties set forth in this Article IV are true and correct with respect to such additional subsidiary as of the date of such certificate;
(b) a modification to this Agreement that such subsidiary agrees to be bound by the terms hereof; and (c) financial information regarding the capitalization of such subsidiary acceptable to Provest, said newly-formed subsidiary shall be considered a Subsidiary hereunder.

     4.6. James Mitchell & Co. and each Subsidiary has, or prior to the first Sales Event will have, all licenses, permits and other governmental permission and authority necessary to perform its obligations under this Agreement and the Other Agreements, and shall provide Provest with evidence acceptable to Provest of compliance with this requirement. Furthermore, James Mitchell & Co. and each Subsidiary shall maintain said licenses, permits, permission and authority for the duration of the Program.

     4.7 JMC Financial Corporation shall maintain the minimum net capital required to operate its business in accordance with all applicable rules and regulations of any regulatory or self-regulatory agency with jurisdiction over it. JMC shall maintain adequate liability insurance for its operations. JMC shall provide Provest with evidence of compliance with these requirements upon BANK's or Provest's request. Among other things, JMC agrees: (i) to cause American Home Assurance Company to name Provest as an additional insured in respect of professional liability policy no. 2416826 (the "Policy"); and (ii) to maintain levels of coverage on the Policy equal to or exceeding the levels of coverage existing as of the date of this Agreement. JMC will provide a certificate from its carrier reflecting the above coverage.

                                  ARTICLE V:
                   REPRESENTATIONS AND WARRANTIES OF PROVEST

     Provest represents and warrants as follows:

     5.1 Provest is a wholly owned service corporation subsidiary of BANK, a federally-chartered savings association duly organized and validly existing under the laws of the United States. Provest has all requisite corporate power and authority to enter into this Agreement and the Other Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     5.2 The execution, delivery and performance of this Agreement and the Other Agreements by Provest and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement and the Other Agreements have been or will be approved by Provest's board of directors by a duly adopted resolution authorizing a corporate officer to execute said agreements for Provest. This Agreement and the Other Agreements constitute legal, valid and binding obligations of Provest enforceable against Provest in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as the enforcement of certain provisions may be limited by the application of general equitable principles of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

     5.3 The execution, delivery and performance of this Agreement and the Other Agreements and the consummation of the transactions contemplated hereby and thereby will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with:(i) any agreement, indenture or other instrument to which Provest is a party or by which it is bound; (ii) the charter and bylaws of Provest; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which Provest is bound; or (iv) any law, rule or regulation applicable to Provest.

                                  ARTICLE VI:
                               COVENANTS OF JMC

     JMC covenants and agrees as follows:

     6.1 The provider of any Nondeposit Product shall have a good reputation for integrity and for providing full value to its customers. Each Nondeposit Product offered by JMC shall be competitive in value with similar products available to the public. Without limiting the generality of the foregoing, each insurance provider of fixed annuities or life insurance policies shall, at all times when its Nondeposit Product is being offered to potential Purchasers, have an A.M. Best Rating of at least A (Excellent) or have one other rating of at least AA-from Standard & Poor's or equivalent from Duff & Phelps or Moody's. JMC shall provide Provest with due diligence materials on each annuity and insurance Nondeposit Product provider. The due diligence materials on any annuity and insurance Nondeposit Product provider shall be updated by JMC on a quarterly basis so long as this Agreement remains in force.

     6.2 The representations and warranties of JMC in Article IV of this Agreement shall remain true and correct in all material respects at all times during the term of this Agreement.

     6.3 JMC shall perform its duties and obligations as set forth in this Agreement, including, among other things, JMC's obligations as set forth in
Article II hereof.

     6.4 Except as required by law, JMC shall not disclose any non-public information concerning BANK or Provest or actual or potential Purchasers which non-public information was acquired by it in connection with carrying out its duties hereunder or under the Other Agreements, nor shall JMC utilize such information in any aspect of its business other than as required to carry out its duties hereunder or thereunder. Without limiting the foregoing, customer lists of BANK and Provest, including demographic and other data relating to their business, shall remain confidential and shall not be sold, transferred or used for any purpose other than marketing efforts contemplated by this Agreement. Upon the termination of this Agreement, any and all such proprietary information shall be returned to Provest by JMC, except to the extent JMC is required to retain such books and records should it continue to act in the capacity of servicing agent for Provest or as otherwise required by law. This paragraph shall not obligate BANK or Provest to provide to JMC any information regarding BANK or Provest customers, and, in fact, BANK or Provest will not share customer information with JMC except as specifically authorized by a customer or as otherwise required by law.

     6.5 Unless JMC first obtains the consent of BANK and Provest, JMC shall not solicit BANK and Provest customers for any type of banking services which BANK and Provest may currently or hereafter provide during the term of this Agreement; provided, however that JMC will solicit Purchasers to purchase BANK's or Provest's products from time to time as contemplated by the terms of this Agreement.

                                 ARTICLE VII:
                             COVENANTS OF PROVEST

     Provest covenants and agrees as follows:

     7.1 BANK and Provest shall not, directly or indirectly, sell the Nondeposit Products or establish a sales program which offers competing products or services to its retail banking customers while this Agreement is in effect, provided, however, that any deposit product that is eligible for insurance by the Federal Deposit Insurance Corporation shall not be deemed to violate this limitation. This Section 7.1 shall not prohibit BANK or Provest from investing assets held by it as trustee in competing annuity or mutual fund products nor shall it prohibit BANK or Provest from providing Asset Management Services and financial advice.

     7.2 BANK and Provest shall not disseminate to any of its customers any information or make any representation specifically describing any Nondeposit Product. No employee of BANK or Provest, acting within the scope of his/her employment, shall solicit or assist in the preparation of applications for any Nondeposit Product or provide any advice with respect to any Product. In connection with any such inquiry, in accordance with procedures to be approved by JMC, Provest's employees shall limit their activities to: (a) referring Purchasers and potential Purchasers to JMC so that they may obtain information and assistance from properly licensed employees of JMC; and (b) making available to Purchasers and potential Purchasers generic materials concerning the Program.

     7.3 In no event may Provest bind JMC to any annuity or other insurance contract or vary the terms of any such contract.

     7.4 The representations and warranties of Provest in Article V of this Agreement shall remain true and correct in all material respects at all times during the term of this Agreement, except that Provest may change Provest's charter as long as Provest maintains corporate authority to engage in Program activities.

     7.5 Provest shall perform its duties and obligations as set forth in this Agreement, including, among other things, Provest's duties under Article III hereof.

                                 ARTICLE VIII:
                    INDEMNIFICATION AND CUSTOMER COMPLAINTS

     8.1 JMC hereby agrees to indemnify and hold harmless BANK (and its subsidiaries, affiliates, officers, directors, agents or employees) and Provest (and its subsidiaries, affiliates, officers, directors, agents or employees) from and against any and all liabilities, claims, actions, proceedings, suits, damages, losses, penalties, judgments, costs, expenses, fines, disbursements and other obligations of any kind or nature whatsoever (including, among other things, reasonable attorneys' fees and other expenses of investigation, defense, litigation and settlement, whether or not a law suit or a request for arbitration is filed) regardless of when the same shall be made or incurred by Provest or BANK, whether prior to or after the termination of this Agreement (a "Claim") which Claim is based upon, asserted in connection with, arises out of, or in any way relates to, this Agreement or the Other Agreements, or to any action taken or not taken by Provest or BANK hereunder; provided, however, that this indemnification shall not apply to any Claim to the extent the associated damages were caused by the gross negligence or willful misconduct of Provest or BANK, any of their employees or agents in the failure of Provest or BANK to perform its duties and obligations under this Agreement or the Other Agreements.

     8.2 Provest agrees to indemnify and hold harmless JMC (and its subsidiaries, affiliates, officers, directors, agents or employees) from and against any and all Claims made or incurred by JMC, whether prior to or after the termination of this Agreement which Claim is based upon, asserted in connection with, arises out of, or in any way relates to this Agreement or the Other Agreements and results, from the gross negligence or willful misconduct of Provest or any of its employees or agents in the failure of Provest to perform its duties and obligations under this Agreement or the Other Agreements; provided, however, that this indemnification shall not apply to any Claim whose associated damages were caused by the gross negligence or willful misconduct of JMC, any of its employees or agents in the failure of JMC to perform its duties and obligations under this Agreement or the Other Agreements.

     8.3 Provest shall: (a) promptly provide JMC copies of written complaints by Purchasers; (b) promptly notify JMC of oral complaints by Purchasers which come to its attention; and (c) report to JMC, in writing, any alleged violation of law, rule or regulation or any of JMC's standards of conduct by JMC's employees which Provest gains knowledge of through a Customer Complaint (as hereinafter defined) or otherwise. Provest shall transmit such notifications and reports to JMC in a manner designed to give JMC prompt notice; provided, however, that the failure of BANK to provide notice in accordance with this Section 8.3 shall not constitute negligence, gross negligence or willful misconduct that will defeat a claim for indemnification by Provest pursuant to Section 8.1 of this Agreement. During the term of this Agreement, JMC shall be responsible for investigating and resolving all complaints from Purchasers concerning the Program ("Customer Complaints"). Such responsibility shall include, without limitation, the research and investigation necessary to determine the validity of any Customer Complaint, any and all communication with the complaining Purchaser, any JMC officer, director, employee or agent, or any provider company concerning the Customer Complaint and the payment of all sums and other compensation which JMC shall determine in its sole judgment is merited under the circumstances. As a matter of policy, JMC will seek to resolve all Customer Complaints which in its sole judgment it believes arose because:

          8.3.1 JMC or its employees or agents affirmatively or negligently misrepresented any material term of a Nondeposit Product at the time it was sold;
          8.3.2 JMC or its employees or agents failed to make any disclosures required by law; or

          8.3.3 Any Nondeposit Product sold to a Purchaser was not a suitable investment for the Purchaser; or

          8.3.4 JMC or its employees or agents violated a law, rule or regulation for which a right of action has been recognized that entitles the Customer to monetary damages or to equitable relief.

     8.4 Unless any of the above criteria are met, JMC is not obligated to make any monetary payment to a complaining Purchaser. Provest agrees that JMC shall not be obligated to indemnify it for a Customer Complaint pursuant to Section
8.3 of this Agreement should Provest agree to reimburse or make similar payments to a Customer based solely upon customer relations and not upon any of the factors set forth in Section 8.3 hereof.

                                  ARTICLE IX:
                                   PUBLICITY

     JMC, Provest and BANK shall coordinate all publicity relating to this Agreement or any matters contemplated hereby or related hereto, and, except as required by law, neither shall issue any press release or publicity statement or make any other public notice or statement relating hereto without the prior consent of the other.

                                  ARTICLE X:
                                    DEFAULT

     Any one of the following events shall constitute a default hereunder (a "Default"):

     10.1 A failure by any party to pay when due any amount required to be paid under this Agreement, or under any of the Leases or Subleases entered into pursuant to the terms of this Agreement; provided that such failure to pay remains uncured for a period of thirty (30) days after written notice is given by the other party hereto;

     10.2 The representations or warranties made by any party herein or in any statement or certificate at any time given in writing pursuant hereto shall be or become false in any material respect which materially and adversely affects such party's ability to perform its obligations hereunder or under any of the Other Agreements;

     10.3 Any party hereto shall fail to perform, or comply with, any other covenant, term or condition or obligation contained in this Agreement or the Other Agreements and such failure shall have not been remedied or waived within thirty (30) days after written notice thereof is given by the other party hereto.

     10.4 The entry of a decree or order by a court of competent jurisdiction for relief in respect of James Mitchell & Co. or any Subsidiary under Title 11 of the United States Code, 11 U.S.C. Section 101 et seq., or any other applicable federal or state bankruptcy, insolvency or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days.

     10.5 The appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official for James Mitchell & Co. or any Subsidiary or of any substantial part of the property of any of them or the imposition of an order to wind up or liquidate the affairs of any of them.

     10.6 The filing by James Mitchell & Co. or any Subsidiary under Title 11 of the United States Code, 11 U.S.C. Section 101 et.seq., or any other applicable federal or state bankruptcy, insolvency or other similar law of a petition for relief, or the consent by any of them to the filing of such a petition, or the making by any of them of an assignment for the benefit of creditors, or the admission by any of them in writing of their inability to pay their debts generally as they become due or the taking of corporate action by any of them in furtherance of any such action;

     10.7 The appointment of the FDIC as the receiver for BANK or Provest; or

     10.8 The failure of JMC or any Subsidiary, agent or employee to maintain all licenses, permits and other approvals required by this Agreement.

                                  ARTICLE XI:
                           TERMINATION OF AGREEMENT

     Notwithstanding any provision to the contrary herein, this Agreement may be terminated:

     11.1 At any time by mutual written consent of the parties;

     11.2 After forty-eight (48) months following the date of this Agreement, by any party upon ninety (90) days prior written notice;

     11.3 In the event of a Default hereunder, by the non-defaulting party at any time upon written notice;

     11.4 At any time, by Provest or JMC, if a Banking Agency shall order BANK or Provest to take any action which will result in a discontinuance of performance by Provest under this Agreement or if there shall be a change in any law, rule, regulation or guideline which is applicable to the Program or the Nondeposit Products, or the interpretation or enforcement thereof, which materially and adversely impacts Provest's ability to perform its obligations under this Agreement; and

     11.5 By Provest or JMC, upon 60 days prior written notice, in the event of a merger or consolidation of BANK with or into another entity or the sale by BANK of all or substantially all its assets to another entity.

     11.6 By Provest or JMC, upon the sale or merger of JMC to a third party, or upon the change of control of JMC.

     11.7 At any time by Provest upon payment to JMC of an amount equal to the amount calculated pursuant to Section 12.2.1 hereof.

                                 ARTICLE XII:
                            EFFECTS OF TERMINATION

     Unless otherwise agreed at the time of termination, termination of this Agreement shall have the following effects upon the parties, depending on the circumstances:

     12.1 Subject to Section 12.5 hereof, if this Agreement is terminated by Provest as a result of a Default by JMC:

          12.1.1 Provest may replace JMC in its capacity hereunder, by delivering to JMC notice thereof in accordance with the provisions of Section
13.1 hereof. Such replacement shall take effect immediately upon delivery to Provest of an instrument accepting appointment, executed by a successor agent and the successor agent shall, without any further act, deed or conveyance, become vested with all the rights, powers and duties of JMC hereunder. Notwithstanding the foregoing, JMC shall execute and deliver to Provest any and all documents and shall take any and all actions requested by Provest that JMC considers to be necessary to ensure that all such rights, powers and duties are duly assigned and transferred to the successor agent, and JMC hereby appoints Provest as its attorney in fact to execute and deliver any such documents. At its own expense, JMC shall deliver to such successor agent any property, including any and all hard copy original Purchaser files and records and money held by JMC hereunder, as well as all other materials, records and other data currently maintained and available at JMC deemed necessary by Provest for the successor to perform its obligations hereunder; and

          12.1.2 To the extent assigned or assignable, Provest shall be entitled to receive all future 12b-1 fees paid by mutual fund Nondeposit Product providers after the effective date of such termination with respect to mutual fund Nondeposit Products owned by Purchasers as of the effective date of termination.

          12.1.3 After termination, each party shall take such actions as are necessary to effectuate the transfers set forth in this Article XII, including , among other things, the execution of such documents, the transfer of records and customer contracts and the allocation of such personnel recourses as are necessary and adequate to comply with their respective obligations. Thereafter, neither party shall have any continuing obligation to the other.

     12.2 If this Agreement is terminated by JMC as a result of a Default by Provest:

          12.2.1 If the termination occurs before October 30, 1997, then Provest shall promptly pay to JMC liquidated damages of $100,000 as reimbursement for JMC's loss of investment, start-up costs and lost revenues; if the termination occurs on or after October 30, 1997, but before October 30, 1998, then Provest shall promptly pay to JMC liquidated damages of $50,000; and if the termination occurs on or after October 30, 1998, but before October 30, 1999, then Provest shall promptly pay to JMC liquidated damages of $25,000; and if the termination occurs on and after October 30, 1999, BANK shall not be obligated to pay liquidated damages to JMC.

          12.2.2 JMC shall be entitled to receive all future 12b-1 fees paid by mutual fund Nondeposit Product providers after the effective date of such termination with respect to mutual fund Nondeposit Products owned by Purchasers as of the effective date of termination.

          12.2.3 After termination, neither party shall have any continuing obligation to the other.

     12.3 Subject to Section 12.5 hereof, if this Agreement is terminated for any reason (other than upon the Default of a party), the following alternatives shall apply.

          12.3.1 If Provest elects to continue the Program and appoint a successor agent, the provisions of Section 12.1.1 hereof shall apply. In addition, Provest shall promptly pay to JMC, to the extent assigned or assignable to Provest, 50% of the present value all future 12b-1 fees thereafter payable by mutual fund Nondeposit Product providers with respect to mutual fund Nondeposit Products owned by Purchasers as of the effective date of the termination, using an estimated remaining life of 5 years for such assets, and discounted at an annual rate equal to the yield on Treasury obligations adjusted to a constant maturity of three (3) years as of the date of termination, plus 400 basis points, (the "Asset Purchase Fee"). For purposes of calculating the Asset Purchase Fee, the parties shall agree on certain assumptions regarding surrender rates and asset growth rates necessary for such calculation based on the historical information and economic conditions available and existing at the time of such calculation. If the parties cannot agree on such assumptions, they shall be determined by an independent actuarial consultant to be chosen by Provest and JMC with the cost of such consultant to be borne 50% by each. Thereafter, Provest shall be entitled to receive all future 12b-1 fees paid by mutual fund Nondeposit Product providers after the effective date of termination with respect to mutual fund Nondeposit Products owned by Purchasers as of the effective date of termination and neither party hereto shall have any continuing obligation to the other. (Attached as an exhibit is a sample of said calculation).

          12.3.2 If Provest elects to retain JMC as servicing agent, then the provisions of this Section 12.3.2 apply.

          12.3.2.1 JMC shall continue servicing all customers existing on the effective date of termination. Such customer service will be provided by a centralized customer service group at JMC's corporate headquarters in San Diego, California or at such other JMC location determined by JMC in its sole discretion.

          12.3.2.2 Provest shall pay JMC a monthly servicing fee of $2.08 per month for each active account which JMC is servicing at the end of the month and will promptly reimburse JMC for the actual amount of all telephone invoices received by JMC which can be specifically identified as relating to the servicing of such accounts. As used herein, the term "active account(s)" means:
(a) in respect of mutual funds, any unique account registration maintained under a separate Social Security number by a mutual fund Nondeposit Product provider which has a positive share balance at the end of any month; or (b) in respect of annuities or insurance, any individual primary policies, excluding those policies issued for the sole purpose of making an added payment to a previously issued policy, which has an outstanding premium balance at the end of the month, or was in an active payout phase during the month.

          12.3.2.3 JMC shall be entitled to receive one-half of all future 12b-1 fees payable by mutual fund Nondeposit Product providers with respect to mutual fund Nondeposit Products owned by Purchasers as of the effective date of the termination (the "Current Block"). It is understood and agreed by Provest and JMC that all such fees payable on the Current Block will be paid directly to JMC and JMC will, in turn, promptly pay Provest one-half of all amounts so received; provided, however, Provest may, at its option, purchase JMC's share of such fees as provided in Section 12.3.1 hereof, in which case Provest shall be entitled to receive all future 12b-1 fees paid by Nondeposit Product providers after the effective date of termination on the Current Block and neither party hereto shall have any continuing obligation to the other.

          12.3.2.4 Provest shall be entitled to receive rental payments with respect to subsequent additions to or purchases of existing Nondeposit Products in accordance with the applicable provisions of the Lease and Sublease Agreements.

     12.4 Notwithstanding any provision of this Article XII to the contrary, in the event any 12b-1 fees cannot be assigned to Provest and, as a result of such circumstances, any provision of this Article XII regarding the allocation or purchase of any 12b-1 fees cannot be effectuated, then JMC shall continue as servicing agent and the provisions of Sections 12.3.2.1, 12.3.2.2 and 12.3.2.3 hereof shall apply in lieu of such provisions.

     12.5 Notwithstanding any provision of this Article XII to the contrary, in the event Provest terminates this Agreement because an event of default has occurred as a result of any regulatory, legal or legislative action against JMC that makes performance of JMC's obligations hereunder legally impossible or economically impractical (including a change in any law, rule, regulation or guideline which is applicable to the Program or the Nondeposit Products, or the enforcement or interpretation thereof), then this Agreement shall be terminated pursuant to the provisions of Section 12.3 hereof, provided that, should JMC be unable to perform its obligations under this Agreement as a result of such event of default, in such case, this Agreement shall be terminated pursuant to Section
12.1 hereof.

                                 ARTICLE XIII:

                                 MISCELLANEOUS

     13.1 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given, if delivered personally or sent by telecopy or facsimile with receipt confirmed, on the day given or, if mailed by certified or registered mail, postage prepaid, return receipt requested, three days after placement in the United States mail properly addressed to the addressees below:

     If to JMC:          James Mitchell & Co.
                         Scranton Road, Suite 100
                         San Diego, CA 92121
                         Attn:  Brian J. Finneran, President
                         Fax number: (619) 450-9102

If to BANK or Provest:  Provest Services Corp. II
                        400 Rella Blvd.
                        Montebello, New York 10901
                        Attn: Daniel Rothstein
                        Executive Vice President
                        Fax number (914) 357-9428

     13.2 No assignment (by operation of law or otherwise) of this Agreement by any party hereto shall be valid, and any attempted assignment shall be void, unless the other parties shall consent thereto in writing, which consent shall not be unreasonably withheld. A merger, sale of substantially all of the assets of JMC or BANK or any change in control of JMC or BANK shall not be considered an assignment for purposes of this Section 13.2.

     13.3 This Agreement shall be governed by, and construed and enforced in accordance with the federal laws, rules and regulations governing federal savings associations, and, to the extent state law applies, by the laws of the State of New York. The parties agree that venue for any legal action or proceeding hereunder shall be the State of New York.

     13.4 This Agreement (including the Schedules, Appendices and Attachments hereto and thereto) and the Other Agreements contain the entire agreement between the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all previous oral and written agreements, commitments and understandings and all contemporaneous oral negotiations, commitments, writings and understandings relating to the activities contemplated hereunder and thereunder. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     13.5 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     13.6 Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be deemed to be severable and ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     13.7 In the event any legal action or proceeding, is brought to enforce the terms of this Agreement, the prevailing parties shall be entitled to reimbursement from the other parties for all reasonable legal fees and court costs incurred with respect to such action or proceeding.

     13.8 Notwithstanding any other provisions of this Agreement, the ability of Provest and JMC to perform their mutual duties and fulfill their mutual responsibilities hereunder shall at all times be subject to any applicable state and federal laws and regulations.

     13.9 JMC shall pay all expenses associated with the performance of its obligations hereunder, including the expenses of providing facilities and of providing materials (designed to be made available to the public) to enable Provest to perform its obligations hereunder.

     13.10 In accordance with the limitations set forth herein, this Agreement does not create the relationship of a joint venture, partnership or agency between JMC and Provest for the solicitation or sale of the Products. Among other things, no third party beneficiary contract is intended or implied.

     13.11 JMC and Provest agree that the obligations of the parties to this Agreement are joint and several, including, among others, James Mitchell & Co., JMC Insurance Agency of New York, Inc., JMC Financial Corporation and such other subsidiaries and affiliates of James Mitchell & Co. that provide services pursuant to the terms of this Agreement.

     13.12 Provest and JMC agree that this Agreement shall not become effective until approval of this Agreement is received from the OTS if approval of this Agreement is required. BANK and Provest agree that they will promptly and diligently pursue any action necessary to obtain the approval or consent of the OTS.

     13.13 Provest is hereby granted an option to renew this Agreement and any leases or subleases for an additional four-year period with all of the same terms and conditions, except that the Insurance/Annuity Aggregate Net Premiums and the Aggregate Mutual Fund Production as defined in Attachment A to the lease or sublease shall be cumulative from the effective date of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the date first written above.

JMC:                            PROVEST:

JAMES MITCHELL & CO.,           PROVEST SERVICES CORP. II,
A CALIFORNIA CORPORATION        A SERVICE CORPORATION

By:/s/ Brian J. Finneran        By: /s/ Daniel Rothstein
   -------------------------       --------------------------

Its: President                  Its: President
   -------------------------       --------------------------

JMC INSURANCE AGENCY OF NEW
YORK, INC., A NEW YORK
CORPORATION

By:/s/ Brian J. Finneran
   -------------------------
Its:President
   -------------------------

JMC FINANCIAL CORPORATION,
A CALIFORNIA CORPORATION

By:/s/ Brian J. Finneran
   --------------------------
Its:President
   --------------------------

                                  SCHEDULE A:
                               THE PRODUCT TYPES
                               -----------------

Insurance/Annuity Products
--------------------------

Immediate Fixed Annuities (Both Qualified and Non-Qualified)
Immediate Variable Annuities
Deferred Fixed Annuities (Both Qualified and Non-Qualified)
Deferred Variable Annuities

Mutual Fund Product
-------------------

Growth Funds
Growth and Income Funds
Fixed Income Funds
Tax-Exempt Income Funds
International Funds
Asset Allocation Funds
Tax-Exempt and Taxable Money Market Funds

                                  SCHEDULE B:
                                 BUSINESS PLAN
                                 -------------

I.   INTRODUCTION

     The purpose of this Schedule B is to establish the business plan (the "Business Plan") referred to in Section 2.1.1 of the Agreement and includes the services to be rendered under the Agreement.

II.  TERRITORY

     The Business Plan shall be conducted within the State of New York, and shall apply to existing and potential customers of Provest throughout New York State who are or may become potential Purchasers as well as to other potential Purchasers. If Provest elects to branch interstate, the Business Plan shall apply to such interstate branches of Provest as shall be agreed to in writing by JMC and Provest.

III. TIME FRAMES

     The Business Plan shall be conducted for a term ending forty-eight (48) months after the date of the Agreement. It is contemplated that of this forty-eight (48) month period: ninety (90) days shall be required for start-up efforts prior to the Sales Event; forty-two (42) months shall be allowed for sales production; and ninety (90) days shall be allowed for unforeseen delays.

IV.  OBJECTIVES

     The following are the objectives anticipated to be accomplished during the Business Plan. Notwithstanding anything in the Agreement to the contrary, the numbers herein are anticipated results only and are not to be interpreted as performance standards to which JMC or Provest are to be held, although each of JMC and Provest shall use their best efforts to accomplish these objectives.

     A. Referral Volume. Provest shall furnish JMC with referrals which result
        ---------------
in twenty (20) net Qualified Appointments per week per Sales Specialist. A Qualified Appointment is an appointment with a Purchaser that: (i) meets with JMC's Sales Specialist as scheduled; and (ii) has a minimum of $5,000 of investable assets.

     B. Closing Ratios. Each Sales Specialist shall close approximately twenty-
        --------------
five percent (25%) of the qualified appointments set for the Sales Specialist.

     C. Sales Volume. The aggregate projected dollar volume of Nondeposit
        ------------
Product sales during the first twelve (12) month period of the Business Plan commencing with the first Sales Event, based on appointment levels used in the pro forma projections provided by JMC to BANK, is approximately $8,630,000.

V.   DISINTERMEDIATION

     It is estimated that at least forty percent (40%) of the funds used to purchase Products will come from outside funds. "Outside funds" are funds used by a Purchaser to purchase a Product which are received from a source other than in a deposit account at BANK.

                                  SCHEDULE C:
                             PERFORMANCE STANDARDS
                             ---------------------
I. JMC shall perform its duties under the Agreement and the Business Plan according to the following standards:

     A.  SERVICE CENTER

         1. Telephone Service

            Telephone services shall be available between the hours of 9:00 a.m. and 8:00 p.m. Eastern Time.

            Telephone shall be answered within 3 rings - 95% of the time.

         2. Service Requests

            All service requests shall be completed or directed to the appropriate provider company within 24 hours of receipt of all necessary information and documentation. Twenty-four hours is defined as the end of the business day following receipt.

     B.  ELAPSED SERVICE STANDARDS

         JMC shall establish the necessary provider company performance commitments such that the following elapsed service standards from time of initiation to completion will be met 95% of the time:

================================================================================
                          Fixed        Variable       Mutual
                          Annuity      Annuity        Funds        Life Products
--------------------------------------------------------------------------------
Policy Issue              30 days      30 days        N/A          60 days**
--------------------------------------------------------------------------------
Contract Changes          21           21             7            21
--------------------------------------------------------------------------------
Financial Confirmations   7            7              7            7
--------------------------------------------------------------------------------
Surrenders                21           7              7            21
--------------------------------------------------------------------------------
Annuitizations            60           60             N/A          N/A
--------------------------------------------------------------------------------
Death Claims              90           90             N/A          90
--------------------------------------------------------------------------------
Statements of Account     Annual       Quarterly      Monthly*     Annual
================================================================================

     * Monthly statements for accounts with activity; quarterly for accounts with no activity

     ** Service times will vary based upon underwriting considerations such as medical examinations, attending physician statement requirements, etc.

II.  JMC's duties under the Agreement shall include the following:

     A. JMC shall maintain records and files relating to product mix, servicing and regulatory compliance.

     B. JMC shall furnish to Provest detailed reports on a monthly basis reflecting the mix of products sold and JMC's service performance as measured against the standards set forth in Paragraphs I.A and I.B above.

     C. JMC shall at all times maintain a separate file relating to regulatory compliance. This file shall be available at all reasonable times for Provest's inspection and audit.

     D. JMC and Provest shall together conduct a quarterly review to determine the ongoing results of the Business Plan. As a part of the quarterly review, JMC shall deliver to Provest a report detailing its experience with referral volumes, net appointments, closing ratios, average size of accounts, sales volumes, product mix, servicing issues and regulatory compliance. In addition, JMC shall furnish to Provest monthly reports disclosing the performance of JMC's Sales Specialists in adhering to JMC's estimated disintermediation ratio criteria specified in Section VI of the Business Plan. JMC and Provest shall, from time to time, review such reports together, as appropriate. Upon request, JMC shall provide Provest with the data and working papers from which Business Plan results were derived.

III. Provest's duties under this Agreement and the Business Plan shall include the following:

     A. INTERNAL PROMOTION

1. Establishing that the promotion of and the accountability for the Program and the Business Plan shall be the responsibility of a senior line officer of Provest who will be committed to initiating and following through on the Business Plan's progress.

2. Making Provest's fiscal year marketing plan available to JMC and discussing strategy so that the Business Plan can be coordinated therewith and properly executed.

3. Providing assigned referral goals to the Retail Banking Division of BANK.

4. Including the Program on all levels as a line item for goal setting and emphasizing that an employee's participation in the implementation of the Program is one of a number of factors in determining the employee's potential for promotion and his or her compensation.

5. Mutually agreeing with JMC on the amount of Provest's production budget for each fiscal year for the Program prior to the establishment thereof.

6. Providing that all Nondeposit Products shall be included for purposes of determining branch deposit goals if, in the future, BANK utilizes a total deposit goal for each branch. BANK will use this information to produce total balance reports reflecting deposit balances plus Nondeposit Product balances.

7. Prominently placing an article describing, in overview, the Program in BANK's employee newsletter or other similar employee communication.

8. Placing, semi-annually, a series of promotional articles in BANK's employee newsletter highlighting each of the Nondeposit Products and their uses in meeting customer's needs.

9. Mailing statement stuffers to retail customers as reasonably feasible and providing JMC access to BANK's statement stuffer capabilities upon reasonable notice.

10. Causing selected key BANK branches to sponsor one fall and spring seminar promoting the Program per year, commencing March 1, 1997.

11. Making available an area at each branch for potential Purchasers to make appointments with JMC's Sales Specialists. The Sales Specialists shall be allowed reasonable access to non-secured areas in BANK facilities in a similar manner to that allowed to a BANK employee.

12. Administering and implementing an individual appointment incentive Program for all Provest employees. Monthly results shall be circulated. All fees payable to employees as incentive for Qualified Appointments will be paid by separate checks reflecting the gross fees paid. Such fees are not to be includable within employees' regular payroll checks. Promotional contests (prizes, trips) will be scheduled for personal bankers, branch support personnel and management when needed if the parties shall mutually agree. JMC shall reimburse Provest for all referral fees to the extent permitted by applicable laws, rules and regulations.

13. Including JMC's Sales Specialists in selected special events for customers and employees to build and enhance relationships. Provest shall identify the dates thereof.

B.  EXTERNAL PROMOTION

1. Subject to applicable laws and regulations, utilizing plexiglass display units provided by JMC (3-5 per branch) appropriately placed in branch customer locations (teller lines, new accounts, etc.). Additional displays will be available for executive offices, loan administration, and the like.

2. Making available, in quantity for potential Purchasers, brochures and rate cards supplied by JMC.

C.  INTRODUCTORY TRAINING

1. Making available Senior Management, including Vice Presidents or other officers to whom branch managers report, for training by JMC.

2.  Making available Branch Managers, in groups, for training by JMC.

3. Causing Branch Managers, in coordination with JMC's representatives, to set dates for branch employee training. Two branch training sessions per day per JMC region are suggested. Schedules should be confirmed in advance for efficiency.

4.  Implementing and supporting JMC's Branch Certification Training program.

5. Causing Branch Managers to use their best efforts in advance of their training meetings to identify and list twenty top customers or prospects who fit the Program's profile which shall be provided by JMC. Provest shall use its best efforts to cause these customers or prospects to be scheduled for appointments as the branch training commences.

D.  POST-INTRODUCTION COMMUNICATION

1. Including JMC's Sales Specialists in branch level meetings to provide motivation and updated information to employees.

2. Giving JMC's senior sales manager access to Provest's vice presidents, including:

         (a)  Participation in branch manager meetings; and

         (b) Communication between Provest's vice president to JMC's senior sales manager on branch results and special situations.

3. Arranging monthly meetings between JMC's senior sales manager and an appropriate officer of Provest to communicate progress and any remedial actions.

4. Actively cooperating with JMC in monthly reporting of appointment and production results.

                                   SUBLEASE

     This Sublease Agreement ("Sublease") is entered into as of March 3, 1997, by and among JAMES MITCHELL & CO., JMC FINANCIAL CORPORATION and JMC INSURANCE AGENCY OF NEW YORK, INC. (hereinafter collectively referred to as "Sublessee") and PROVEST SERVICES CORP. II, a wholly owned subsidiary of PROVIDENT BANK, a federal savings association ("Sublessor").

                                   RECITALS

A. Pursuant to and by virtue of a certain agreement of lease, dated as of March 1, 1997 (hereinafter the "Prime Lease") between PROVIDENT BANK (hereinafter "Landlord") and Sublessor PROVEST SERVICES CORP, II, Landlord leased to Sublessor that certain property situated at [address of bank branch], (hereinafter the "Prime Lease Premises"), for a term which is currently in effect and which is to expire on February 28, 1997; and

B. The parties hereto desire to enter into a sublease of certain of the space leased under the Prime Lease.

     In consideration of the foregoing, the mutual covenants and undertakings herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Sublease.
     --------
     Sublessor hereby subleases to Sublessee on the following terms and conditions those certain premises within the Prime Lease Premises of the Sublessor hereinafter referred to as the "Branch" of Sublessor located at [address of branch]. Such premises within said Branch shall be hereinafter known as the "Subleased Area". The Subleased Area shall consist of a segregated and distinct area of the Branch, with space sufficient for the furniture described in Section 8 hereof and use of the common areas, including, without limitation, public lobbies, conference rooms, restrooms, corridors and maintenance facilities.

2.   Term.
     ----
     This Sublease shall be a year sublease commencing as of the date first written above and shall continue from month-to-month thereafter so long as that certain nondeposit investment sales agreement, dated as of November 6, 1996, remains in effect (the "Agreement"). This Sublease will terminate automatically upon the termination of the Agreement pursuant to the terms thereof. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Agreement.

3.   Rent.
     ----
     Sublessee agrees to pay to Sublessor rent in accordance with Attachment A hereto. Sublessee shall provide Sublessor with an accounting of all transactions and payments that are considered as part of the computation of rent hereunder, in a manner acceptable to Sublessor, within 15 days following Sublessor's written request.

4.   Use of the Subleased Area.
     -------------------------

     The Subleased Area shall be used by Sublessee solely for the purpose of providing the services set forth in the Agreement. Sublessee shall not use the Subleased Area or any part thereof, or permit the Subleased Area or any part thereof to be used, for any purpose or purposes other than the purpose or purposes for which the Subleased Area are hereby subleased, without the prior written agreement of Sublessor. Sublessor is bound by the terms and conditions hereof and is not liable for any indebtedness or liability arising out of Sublessee's use of the Subleased Area.

5.   Assignment.
     ----------
     Sublessee shall not assign this Sublease, or any interest therein, and shall not sublet the Subleased Area or any part thereof, or any right or privilege pertinent thereto, and any attempted assignment or sublease shall be void. Sublessee shall not allow any other person (the agents, employees and affiliates of Sublessee excepted) to occupy or use the Subleased Area, or any portion thereof, without the prior written consent of the Sublessor.

6.   Services and Hours of Operation.
     -------------------------------

     Sublessor shall furnish Sublessee heating and air conditioning service, electricity, water, ceiling light fixtures, and janitorial services during all normal operating hours of the Branch at which the Subleased Area is located. In addition, Sublessor shall provide Sublessee with access to and use of telephone, facsimile and photocopying equipment at Sublessor's expense. As of the date of this Sublease, Sublessor's hours of operation at the Branch are from 9:00 a.m. to 4:00 p.m., Mondays through Saturdays, holidays excepted. These hours may be reasonably altered, by Sublessor giving Sublessee advance written notice of such change. Sublessee shall have access during business hours of the Sublessor to the Subleased Area, the buildings where the Subleased Area is located and to the common areas of Sublessor's premises.

7.   Destruction of the Subleased Area.
     ---------------------------------

     If the Subleased Area shall be destroyed in whole or part by fire, the elements, or other casualty so as to render the Branch or the Subleased Area wholly unfit for occupancy and unrepairable within 90 days from the happening of said casualty, this Sublease shall terminate on the expiration of said 90 days without further liability of any of the parties hereto. In the event of any such termination, Sublessee shall surrender immediately possession of the Subleased Area and all rights therein to Sublessor and Sublessor shall have the right to enter immediately into and take possession of the Subleased Area, without liability for any loss, damage or injury to the property or person of Sublessee or any occupant of the Subleased Area. If Sublessor shall repair the Subleased Area within said 90 days, this Sublease shall continue in full force and effect. Notwithstanding any other provision to the contrary, Sublessee shall have no claim against Sublessor, or any policy of insurance purchase by Sublessor, for any losses, damages or other claims arising out of damage, destruction or condemnation of the premises of the Branch or the Subleased Area.

8.   Furniture.
     ---------

     Sublessor and Sublessee agree that the following items of furniture and other contents shall be provided for the Subleased Area: One desk, one credenza, one executive chair and two side chairs. Sublessee waives any warranty, express or implied, of fitness, or as to the use, merchantability or particular purpose of such furniture or contents.

9.   Maintenance of the Subleased Area.
     ---------------------------------

     Sublessee shall not damage, demean, nor diminish the value of the Subleased Area or any of Sublessor's adjoining premises and facilities. Sublessee shall maintain the Subleased Area in a clean and attractive condition and in good repair, except for those repairs to be performed by Sublessor as otherwise herein provided.

10.  Liability.
     ---------

     Each party shall be liable to the other for acts or omissions occasioned by negligence, wantonness, inadvertence or intention arising from, related to or connected with this Sublease, except as provided to the contrary herein or in the Agreement.

11.  Notice.
     ------

     Any notice or other communication, including rental payments, shall be delivered or sent by mail to the Sublessor at Provident Bank, 400 Rella Blvd., Montebello, NY 10901, Attn: Daniel Rothstein and to Sublessee at James Mitchell & Co., 9710 Scranton Road, Ste. 100, San Diego, CA 92121, Attn: Daniel M. Harkins.

12.  Landlord Approval.
     -----------------

     Sublessor represents and warrants that it has, or will have, prior to the date of commencement of this Sublease, received all necessary consents, whether written or oral, of the Landlord to this Sublease. Any required written consent of the Landlord has been, or will be, obtained prior to the date for the commencement of this Sublease, attached to this Sublease as an Exhibit hereto.

13.  Prime Lease Incorporated.
     ------------------------

     Except as herein otherwise provided (expressly or by other provision made), all of the applicable terms covenants, provisions, conditions, rights and limitations of the Prime Lease and all of the Exhibits thereto (a copy of which is attached hereto) are hereby incorporated by reference and are hereby made and shall be deemed to be terms, covenants, provisions, conditions, rights and limitations applicable to the Sublease as fully and to the same extent as though each and every one of said terms, covenants, provisions, rights and limitations were set forth at length herein

     EXECUTED in two counterparts this 3rd day of March, 1997.

SUBLESSEE:                    SUBLESSOR:

JAMES MITCHELL & CO.,         PROVEST SERVICES CORP. II,
A CALIFORNIA CORPORATION      A SERVICE CORPORATION

By:/s/ Daniel M. Harkins        By: /s/ Daniel Rothstein
   ------------------------        ------------------------
Its:SR. VP & Gen. Counsel                Its:President
    -----------------------             -------------------

JMC INSURANCE AGENCY OF NEW
YORK, INC., A NEW YORK
CORPORATION

By:/s/ Daniel M. Harkins
   ------------------------
Its:SR. VP & Gen. Counsel
    -----------------------

JMC FINANCIAL CORPORATION,
A CALIFORNIA CORPORATION

By:/s/ Daniel M. Harkins
   ------------------------
Its:SR. VP & Gen. Counsel
    -----------------------

                                 ATTACHMENT A
                     DEFINITIONS AND DESCRIPTIONS OF RENT

     This Attachment A to Sublease Agreement is entered into as of March 3, 1997 by and among JAMES MITCHELL & CO., JMC FINANCIAL CORPORATION and JMC INSURANCE AGENCY OF NEW YORK, INC. (hereinafter collectively referred to as "Sublessee") and PROVEST SERVICES CORP. II, a wholly owned subsidiary of PROVIDENT BANK, a federal savings association ("Sublessor").

     Sublessee and Sublessor have entered into the Sublease Agreement dated as of even date herewith (the "Sublease Agreement") which Sublease Agreement provides for setting forth the rent payable to Sublessor for the premises it provides. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to those terms in the Sublease Agreement and the "Agreement", as defined in the Sublease Agreement.

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublessor and Sublessee hereby agree as follows:

     I.   RENT

          Sublessee shall pay Sublessor rent on a monthly basis equal to the sum of the "Premium Fees" and the "Mutual Fund Fees" (each as hereinafter defined).

          A. Subject to the following paragraph, the "Premium Fees" for each month shall be a percentage, as set forth below, of an amount equal to the aggregate value of all Purchasers' premiums paid during said month. The applicable percentage shall depend upon the "Aggregate Net Premiums" as of the end of the immediately preceding month. For purposes of this Sublease Agreement, the term "Aggregate Net Premiums" shall mean the total of all insurance and annuity premiums paid by Purchasers from the inception of the Agreement to the end of the most recent month, less all amounts (other than accumulated investment yield) withdrawn by Purchasers to that date. The Premium Fee shall be payable to Sublessor within 10 days following the end of the month in which said payments in respect of premiums paid by Purchasers are received by Sublessee. In the event that any Purchaser surrenders a Nondeposit Product during the chargeback period, the Nondeposit Product provider will chargeback some or all of the front-end sales commission paid at the time the Nondeposit Product was sold (a "Chargeback"), and Sublessor agrees that it will be responsible for its pro rata share of any Chargeback to the extent it received Premium Fees with respect to the original premiums sold. The Premium Fees due hereunder shall be reduced as provided herein for any such surrender. All reductions due to Chargebacks shall be made in the same proportion and under the same circumstances as such Chargebacks are applied to Sublessee's account by the applicable Nondeposit Product provider.

         ==============================================================
         Insurance/Annuity Aggregate                Applicable Premium
         Net Premiums                               Fee Percentage
           (in millions)
            -----------
         --------------------------------------------------------------
               $0   -  $29.9                        2.00%
         --------------------------------------------------------------
               $30  -  $99.9                        2.25%
         --------------------------------------------------------------
               $100 -  $149.9                       2.50%
         --------------------------------------------------------------
               $150+                                2.75%
         ==============================================================

     B. The "Mutual Fund Fees" for each month shall be a percentage, as set forth below, of the aggregate amount of all dealer's concessions and 12b-1 fees paid to Sublessee during said month from mutual fund Nondeposit Product providers in respect of the settled sales of mutual fund Nondeposit Products to Purchasers in the Branch. For purposes of this Sublease Agreement, the dealer's concessions and 12b-1 fees shall be as provided in the applicable dealer agreements between Sublessee and the individual mutual fund Nondeposit Product providers, as the same may be amended from time to time. The applicable percentage will depend on the "Aggregate Mutual Fund Production" as of the end of the immediately preceding month. For purposes of this Sublease Agreement, the term "Aggregate Mutual Fund Production" shall mean the total gross sales of mutual fund Nondeposit Products made by Sublessee pursuant to the terms of the Agreement from the inception of the Agreement to the end of the most recent month which have in fact settled.

     =====================================================================
     Aggregate Mutual Fund          Applicable
         Production                Mutual Fund
        (in millions)             Fee Percentage    12b-1 Fee Percentage
     ---------------------------------------------------------------------
          $0  - $29.9                  35%                   35%
     ---------------------------------------------------------------------
          $30 - $99.9                  40%                   40%
     ---------------------------------------------------------------------
          $100+                        50%                   50%
     =====================================================================

The Mutual Fund Fees shall be paid to Sublessor within 10 days following the end of the month in which they are actually received by Sublessee.

     II. Any amendment or modification of this Attachment A shall be evidenced by the execution of a successor Attachment A.

     III. All the terms and provisions of the Sublease Agreement are hereby incorporated by reference herein to the same extent as if fully set forth herein and are hereby ratified and reconfirmed.

     IN WITNESS WHEREOF, Sublessor and Sublessee have each caused this Attachment A to be duly executed and delivered as of the date and year first above written.

SUBLESSEE:                    SUBLESSOR:

JAMES MITCHELL & CO.,         PROVEST SERVICES CORP. II,
A CALIFORNIA CORPORATION      A SERVICE CORPORATION

By:/s/ Daniel M. Harkins        By: /s/ Daniel Rothstein
   ----------------------           -------------------------
Its:SR. VP & Gen. Counsel           Its:President
    ---------------------               ---------------------

JMC INSURANCE AGENCY OF NEW
YORK, INC., A NEW YORK
CORPORATION

By:/s/ Daniel M. Harkins
   ----------------------
Its:SR. VP & Gen. Counsel
    ---------------------

JMC FINANCIAL CORPORATION,
A CALIFORNIA CORPORATION

By:/s/ Daniel M. Harkins
   ----------------------
Its:SR. VP & Gen. Counsel
    ---------------------

                                 SUB-SUBLEASE

     This Sub-Sublease Agreement ("Sub-Sublease") is entered into as of March 3, 1997, by and among JAMES MITCHELL & CO., JMC FINANCIAL CORPORATION and JMC INSURANCE AGENCY OF NEW YORK, INC. (hereinafter collectively referred to as "Sub-Sublessee") and PROVEST SERVICES CORP. II, a wholly owned subsidiary of PROVIDENT BANK, a federal savings association ("Sub-Sublessor").

                                   RECITALS

A. Pursuant to and by virtue of a certain agreement of lease, dated as of [date of main lease] (hereinafter the "Prime Lease") between [landlord's name] (hereinafter "Landlord") and Sublessor, [name of Prime Lease Lessee], Landlord leased to Sublessor that certain property situated at [address of branch] (hereinafter the "Prime Lease Premises"), for a term which is currently in effect and which is to expire on [expiration date of Prime Lease]; and

B. Pursuant to and by virtue of a certain Sublease Agreement dated as of March 1, 1997 (hereinafter the "Prime Sublease") between Provident Bank (hereinafter "Sublessor") and Sublessee Provest Services Corp. II, (hereinafter "Sub-Sublessor"), Sublessor leased to Sub-Sublessor that certain property situated at [address of branch] (hereinafter the "Prime Subleased Premises"), for a term which is currently in effect and which is to expire on February 28, 1998; and

C. The parties hereto desire to enter into a sub-sublease of certain of the space subleased under the Prime Sublease.

     In consideration of the foregoing, the mutual covenants and undertakings herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Sub-Sublease.
     ------------

                 Sub-Sublessor hereby sub-subleases to Sub-Sublessee on the following terms and conditions those certain premises within the Prime Sublease Premises of the Sub-Sublessor hereinafter referred to as the "Branch" of Sub-Sublessor located at [address of branch]. Such premises within said Branch shall be hereinafter known as the "Sub-Subleased Area". The Sub-Subleased Area shall consist of a segregated and distinct area of the Branch, with space sufficient for the furniture described in Section 8 hereof and use of the common areas, including, without limitation, public lobbies, conference rooms, restrooms, corridors and maintenance facilities.

2.   Term.
     ----
                This Sub-Sublease shall be a year sub-sublease commencing as of the date first written above and shall continue from month-to-month thereafter so long as that certain nondeposit investment sales agreement, dated as of November 6, 1996, remains in effect (the "Agreement"). This Sub-Sublease will terminate automatically upon the termination of the Agreement pursuant to the terms thereof. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in the Agreement.

3.   Rent.
     ----

               Sub-Sublessee agrees to pay to Sub-Sublessor rent in accordance with Attachment A hereto. Sub-Sublessee shall provide Sub-Sublessor with an accounting of all transactions and payments that are considered as part of the computation of rent hereunder, in a manner acceptable to Sub-Sublessor, within 15 days following Sub-Sublessor's written request.

4.   Use of the Sub-Subleased Area.
     -----------------------------

               The Sub-Subleased Area shall be used by Sub-Sublessee solely for the purpose of providing the services set forth in the Agreement. Sub-Sublessee shall not use the Sub-Subleased Area or any part thereof, or permit the Sub-Subleased Area or any part thereof to be used, for any purpose or purposes other than the purpose or purposes for which the Sub-Subleased Area are hereby sub-subleased, without the prior written agreement of Sub-Sublessor. Sub-Sublessor is bound by the terms and conditions hereof and is not liable for any indebtedness or liability arising out of Sub-Sublessee's use of the Sub-Subleased Area.

5.   Assignment.
     ----------

               Sub-Sublessee shall not assign this Sub-Sublease, or any interest therein, and shall not sublet the Sub-Subleased Area or any part thereof, or any right or privilege pertinent thereto, and any attempted assignment or sublease shall be void. Sub-Sublessee shall not allow any other person (the agents, employees and affiliates of Sub-Sublessee excepted) to occupy or use the Sub-Subleased Area, or any portion thereof, without the prior written consent of the Sub-Sublessor.

6.   Services and Hours of Operation.
     -------------------------------

              Sub-Sublessor shall furnish Sub-Sublessee heating and air conditioning service, electricity, water, ceiling light fixtures, and janitorial services during all normal operating hours of the Branch at which the Sub-Subleased Area is located. In addition, Sub-Sublessor shall provide Sub-Sublessee with access to and use of telephone, facsimile and photocopying equipment at Sub-Sublessor's expense. As of the date of this Sub-Sublease, Sub-Sublessor's hours of operation at the Branch are from 9:00 a.m. to 4:00 p.m., Mondays through Saturdays, holidays excepted. These hours may be reasonably altered, by Sub-Sublessor giving Sub-Sublessee advance written notice of such change. Sub-Sublessee shall have access during business hours of the Sub-Sublessor to the Sub-Subleased Area, the buildings where the Sub-Subleased Area is located and to the common areas of Sub-Sublessor's premises.

7.   Destruction of the Sub-Subleased Area.
     -------------------------------------

             If the Sub-Subleased Area shall be destroyed in whole or part by fire, the elements, or other casualty so as to render the Branch or the Sub-Subleased Area wholly unfit for occupancy and unrepairable within 90 days from the happening of said casualty, this Sub-Sublease shall terminate on the expiration of said 90 days without further liability of any of the parties hereto. In the event of any such termination, Sub-Sublessee shall surrender immediately possession of the Sub-Subleased Area and all rights therein to Sub-Sublessor and Sub-Sublessor shall have the right to enter immediately into and take possession of the Sub-Subleased Area, without liability for any loss, damage or injury to the property or person of Sub-Sublessee or any occupant of the Sub-Subleased Area. If Sub-Sublessor shall repair the Sub-Subleased Area within said 90 days, this Sub-Sublease shall continue in full force and effect. Notwithstanding any other provision to the contrary, Sub-Sublessee shall have no claim against Sub-Sublessor, or any policy of insurance purchase by Sub-Sublessor, for any losses, damages or other claims arising out of damage, destruction or condemnation of the premises of the Branch or the Sub-Subleased Area.

8.   Furniture.
     ---------

             Sub-Sublessor and Sub-Sublessee agree that the following items of furniture and other contents shall be provided for the Sub-Subleased Area: One desk, one credenza, one executive chair and two side chairs. Sub-Sublessee waives any warranty, express or implied, of fitness, or as to the use, merchantability or particular purpose of such furniture or contents.

9.   Maintenance of the Sub-Subleased Area.
     -------------------------------------

             Sub-Sublessee shall not damage, demean, nor diminish the value of the Sub-Subleased Area or any of Sub-Sublessor's adjoining premises and facilities. Sub-Sublessee shall maintain the Sub-Subleased Area in a clean and attractive condition and in good repair, except for those repairs to be performed by Sub-Sublessor as otherwise herein provided.

10.  Liability.
     ---------

             Each party shall be liable to the other for acts or omissions occasioned by negligence, wantonness, inadvertence or intention arising from, related to or connected with this Sub-Sublease, except as provided to the contrary herein or in the Agreement.

11.  Notice.
     ------

             Any notice or other communication, including rental payments, shall be delivered or sent by mail to the Sub-Sublessor at Provident Bank, 400 Rella Blvd., Montebello, NY 10901, Attn: Daniel Rothstein and to Sub-Sublessee at James Mitchell & Co., 9710 Scranton Road, Ste. 100, San Diego, CA 92121, Attn:
Daniel M. Harkins.

12.  Landlord Approval.
     -----------------

            Sub-Sublessor represents and warrants that it has, or will have, prior to the date of commencement of this Sub-Sublease, received all necessary consents, whether written or oral, of the Landlord to this Sub-Sublease. Any required written consent of the Landlord has been, or will be, obtained prior to the date for the commencement of this Sub-Sublease, attached to this Sub-Sublease as an Exhibit hereto.

     13.  Prime Lease and Prime Sublease Incorporated.
          -------------------------------------------

          Except as herein otherwise provided (expressly or by other provision made), all of the applicable terms covenants, provisions, conditions, rights and limitations of the Prime Lease and the Prime Sublease and all of the Exhibits thereto (a copy of which is attached hereto) are hereby incorporated by reference and are hereby made and shall be deemed to be terms, covenants, provisions, conditions, rights and limitations applicable to the Sublease as fully and to the same extent as though each and every one of said terms, covenants, provisions, rights and limitations were set forth at length herein.

      EXECUTED in two counterparts this 3rd day of March, 1997.

SUB-SUBLESSEE:                      SUB-SUBLESSOR:

JAMES MITCHELL & CO.,         PROVEST SERVICES CORP. II,
A CALIFORNIA CORPORATION      A SERVICE CORPORATION

JAMES MITCHELL & CO.,         PROVEST SERVICES CORP. II,
A CALIFORNIA CORPORATION      A SERVICE CORPORATION

By:/s/ Daniel M. Harkins        By: /s/ Daniel Rothstein
   -----------------------         ------------------------
Its:SR. VP & Gen. Counsel           Its:President
    ----------------------              -------------------

JMC INSURANCE AGENCY OF NEW
YORK, INC., A NEW YORK
CORPORATION

By:/s/ Daniel M. Harkins
   -----------------------
Its:SR. VP & Gen. Counsel
    ----------------------

JMC FINANCIAL CORPORATION,
A CALIFORNIA CORPORATION

By:/s/ Daniel M. Harkins
   -----------------------
Its:SR. VP & Gen. Counsel
    ----------------------

                                 ATTACHMENT A
                     DEFINITIONS AND DESCRIPTIONS OF RENT

     This Attachment A to Sub-Sublease Agreement is entered into as of March 3, 1997 by and among JAMES MITCHELL & CO., JMC FINANCIAL CORPORATION and JMC INSURANCE AGENCY OF NEW YORK, INC. (hereinafter collectively referred to as "Sub-Sublessee") and PROVEST SERVICES CORP. II, a wholly owned subsidiary of PROVIDENT BANK, a federal savings association ("Sub-Sublessor").

     Sub-Sublessee and Sub-Sublessor have entered into the Sub-Sublease Agreement dated as of even date herewith (the "Sub-Sublease Agreement") which Sub-Sublease Agreement provides for setting forth the rent payable to Sub-Sublessor for the premises it provides. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to those terms in the Sub-Sublease Agreement and the "Agreement", as defined in the Sub-Sublease Agreement.

     In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sub-Sublessor and Sub-Sublessee hereby agree as follows:

     I.   RENT

          Sub-Sublessee shall pay Sub-Sublessor rent on a monthly basis equal to the sum of the "Premium Fees" and the "Mutual Fund Fees" (each as hereinafter defined).

          A. Subject to the following paragraph, the "Premium Fees" for each month shall be a percentage, as set forth below, of an amount equal to the aggregate value of all Purchasers' premiums paid during said month. The applicable percentage shall depend upon the "Aggregate Net Premiums" as of the end of the immediately preceding month. For purposes of this Sub-Sublease Agreement, the term "Aggregate Net Premiums" shall mean the total of all insurance and annuity premiums paid by Purchasers from the inception of the Agreement to the end of the most recent month, less all amounts (other than accumulated investment yield) withdrawn by Purchasers to that date. The Premium Fee shall be payable to Sub-Sublessor within 10 days following the end of the month in which said payments in respect of premiums paid by Purchasers are received by Sub-Sublessee. In the event that any Purchaser surrenders a Nondeposit Product during the chargeback period, the Nondeposit Product provider will chargeback some or all of the front-end sales commission paid at the time the Nondeposit Product was sold (a "Chargeback"), and Sub-Sublessor agrees that it will be responsible for its pro rata share of any Chargeback to the extent it received Premium Fees with respect to the original premiums sold. The Premium Fees due hereunder shall be reduced as provided herein for any such surrender. All reductions due to Chargebacks shall be made in the same proportion and under the same circumstances as such Chargebacks are applied to Sub-Sublessee's account by the applicable Nondeposit Product provider.

         ==============================================================
         Insurance/Annuity Aggregate                Applicable Premium
         Net Premiums                               Fee Percentage
           (in millions)
            -----------
         --------------------------------------------------------------
               $0   -  $29.9                        2.00%
         --------------------------------------------------------------
               $30  -  $99.9                        2.25%
         --------------------------------------------------------------
               $100 -  $149.9                       2.50%
         --------------------------------------------------------------
               $150+                                2.75%
         ==============================================================

     B. The "Mutual Fund Fees" for each month shall be a percentage, as set forth below, of the aggregate amount of all dealer's concessions and 12b-1 fees paid to Sub-Sublessee during said month from mutual fund Nondeposit Product providers in respect of the settled sales of mutual fund Nondeposit Products to Purchasers in the Branch. For purposes of this Sub-Sublease Agreement, the dealer's concessions and 12b-1 fees shall be as provided in the applicable dealer agreements between Sub-Sublessee and the individual mutual fund Nondeposit Product providers, as the same may be amended from time to time. The applicable percentage will depend on the "Aggregate Mutual Fund Production" as of the end of the immediately preceding month. For purposes of this Sub-Sublease Agreement, the term "Aggregate Mutual Fund Production" shall mean the total gross sales of mutual fund Nondeposit Products made by Sub-Sublessee pursuant to the terms of the Agreement from the inception of the Agreement to the end of the most recent month which have in fact settled.

     =====================================================================
     Aggregate Mutual Fund          Applicable
         Production                Mutual Fund
        (in millions)             Fee Percentage    12b-1 Fee Percentage
         -----------
     ---------------------------------------------------------------------
          $0  - $29.9                  35%                   35%
     ---------------------------------------------------------------------
          $30 - $99.9                  40%                   40%
     ---------------------------------------------------------------------
          $100+                        50%                   50%
     =====================================================================

The Mutual Fund Fees shall be paid to Sub-Sublessor within 10 days following the end of the month in which they are actually received by Sub-Sublessee.

     II. Any amendment or modification of this Attachment A shall be evidenced by the execution of a successor Attachment A.

     III. All the terms and provisions of the Sub-Sublease Agreement are hereby incorporated by reference herein to the same extent as if fully set forth herein and are hereby ratified and reconfirmed.

     IN WITNESS WHEREOF, Sub-Sublessor and Sub-Sublessee have each caused this Attachment A to be duly executed and delivered as of the date and year first above written.

SUB-SUBLESSEE:                      SUB-SUBLESSOR:

JAMES MITCHELL & CO.,           PROVEST SERVICES CORP. II,
A CALIFORNIA CORPORATION        A SERVICE CORPORATION

By:/s/ Daniel M. Harkins        By: /s/ Daniel Rothstein
   ---------------------           ------------------------
Its:SR. VP & Gen. Counsel           Its:President
    ----------------------              -------------------

JMC INSURANCE AGENCY OF NEW
YORK, INC., A NEW YORK
CORPORATION

By:/s/ Daniel M. Harkins
   ----------------------
Its:SR. VP & Gen. Counsel
   ----------------------

JMC FINANCIAL CORPORATION,
A CALIFORNIA CORPORATION

By:/s/ Daniel M. Harkins
   ----------------------
Its:SR. VP & Gen. Counsel
    ---------------------